EXHIBIT 99.1

PriceSmart Announces Developments in Dispute with Minority Shareholder of Guatemala Business

San Diego, CA, March 14, 2005 - PriceSmart, Inc. (NASDAQ:PSMT) today announced that the 34% minority shareholder of PriceSmart (Guatemala) S.A, the Company’s Guatemalan subsidiary, has recently filed civil and related criminal claims in Guatemalan courts against PriceSmart (Guatemala) and against the Company’s appointees to the Board of PriceSmart (Guatemala). PriceSmart vehemently disputes these claims, which are entirely without foundation.

Although neither the Company nor PriceSmart (Guatemala) had been given advance notice of these claims nor of an accompanying request for a receivership, the courts ordered a limited receivership of PriceSmart (Guatemala). The receiver, who is an employee of the minority shareholder, has responsibility to approve all payments by PriceSmart (Guatemala). This receiver has indicated that certain payments, including payments due to the Company for merchandise provided to PriceSmart (Guatemala), may not be timely made. Although Guatemalan law does not permit an expeditious review of these court proceedings, the Company intends to vigorously oppose all such claims as well as the receivership, and to file civil as well as criminal actions against the minority shareholder.

The Company believes that the minority shareholder has taken these actions in response to the Company’s previously announced December 13, 2004 filing of a Demand for Arbitration against the minority shareholder, seeking a declaratory judgment regarding certain accounting, operational and governance matters related to PriceSmart (Guatemala). The Company intends to vigorously pursue this Demand.

The two PriceSmart membership clubs in Guatemala City currently remain open and fully operational with sales unaffected.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America, the Caribbean, and Asia, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 12 countries and one U.S. territory (four each in Panama and the Philippines; three in Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial loss in fiscal 2003, in fiscal 2004 and the first quarter of fiscal 2005 and may continue to incur losses in future periods; the Company is required to comply with financial covenants governing its outstanding indebtedness and is out of compliance with certain covenants, which gives lenders the right to accelerate the Company’s indebtedness; the Company’s financial performance is dependent on international operations; any failure by the Company to manage its widely dispersed operations could adversely affect its business; although the Company has taken steps to significantly improve its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company is currently defending litigation relating to its financial restatement; the Company faces significant competition; the Company may encounter difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the success of the Company’s business requires effective assistance from local business people; the

Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on January 14, 2005. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Interim Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.